SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)          July 3, 2000
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                          Community Capital Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

      South Carolina                  0-18460                    57-0866395
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(State or Other Jurisdiction  (Commission File Number)        (I.R.S. Employer
     of Incorporation)                                         Identification)


               1402-C Highway 72, Greenwood, South Carolina 29649
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          (Address, Including Zip Code of Principal Executive Offices)

                                 (864) 941-8200
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              (Registrant's Telephone Number, Including Area Code)

                                       N/A
                                       ---
          (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets.

      Effective July 3, 2000, Mid State Bank consummated its previously announced acquisition of a branch of The Anchor Bank located in Saluda, South Carolina (the "Saluda Branch"). The acquisition the Saluda Branch was carried out pursuant to the terms of the Purchase and Assumption Agreement dated May 9, 2000, as amended by the First Amendment to Purchase and Assumption Agreement dated June 6, 2000, by and between Mid State Bank and The Anchor Bank (the "Saluda Agreement"). Mid State Bank intends to continue to operate the Saluda Branch as a full service retail banking office.

      As part of the acquisition of the Saluda Branch, Mid State Bank acquired certain furniture, fixtures, equipment, other tangible personal property, and real property associated with the Saluda Branch for a purchase price of approximately $427,300, acquired loans plus accrued interest at the Saluda Branch for a purchase price of approximately $22,470,000, and acquired other assets at the Saluda Branch for a net purchase price of approximately $181,000 (collectively, the "Saluda Assets"). Also, Mid State Bank acquired deposits at the Saluda Branch totaling approximately $29,867,000, which included the payment of a premium, and assumed other liabilities totaling approximately $4,300 (collectively, the "Saluda Liabilities"). The aggregate funds due to The Anchor Bank from Mid State Bank for the acquisition of the Saluda Assets by Mid State Bank were credited against the aggregate funds due to Mid State Bank from The Anchor Bank for the assumption of the Saluda Liabilities by Mid State Bank. Consequently, upon the closing of the acquisition of the Saluda Branch, Mid State Bank received a net cash payment of approximately $6,793,000 from The Anchor Bank for the difference in the amount of Saluda Liabilities assumed and the purchase price of the Saluda Assets.

      The source of the funds used for the above-described transactions included a loan on July 17, 2000 to Community Capital Corporation from The Bankers Bank, a banking corporation organized under the laws of Georgia, in the original principal amount of $4,000,000.

Item 7.     Financial Statements and Exhibits.

      (a) - (b) Not applicable. The acquisitions described above were not the acquisition of a business as defined in Rule 11.01(d) of Regulation S-X.

      (c)  Exhibits.

      Exhibit 2.1 - Purchase and Assumption Agreement dated May 9, 2000, by and between Mid State Bank and The Anchor Bank.

      Exhibit 2.2 - First Amendment to Purchase and Assumption Agreement dated June 6, 2000, by and between Mid State Bank and The Anchor Bank.

      Exhibit 99.1 -  Press Release of Registrant.

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
                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       COMMUNITY CAPITAL CORPORATION



Date: July 18, 2000                            By: /s/ R. WESLEY BREWER
                                                   -----------------------------
                                                   R. Wesley Brewer
                                                   Senior Vice President &
                                                   Chief Financial Officer

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

                                 EXHIBIT INDEX

Exhibit

2.1 Purchase and Assumption Agreement dated May 9, 2000 by and between Mid State Bank and The Anchor Bank.

2.2 First Amendment to Purchase and Assumption Agreement dated June 6, 2000, by and between Mid State Bank and The Anchor Bank.

99.1        Press Release of Community Capital Corporation.


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